UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

    000-21642                                             35-1617970

(Commission File Number)                                 (IRS Employer Identification No.)

7337 West Washington Street
  Indianapolis, Indiana                                            46231

(Address of Principal Executive Offices)                                 (Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. Entry into a Material Definitive Agreement.

On August 18, 2005, ATA Holdings Corp. (the “Company”) reported on a Current Report on Form 8-K the retirement of President and Chief Executive Officer, J. George Mikelsons, effective August 31, 2005, and that the terms of a proposed severance package with Mr. Mikelsons were subject to Bankruptcy Court approval. On August 24, 2005, the Bankruptcy Court approved the proposed severance package between the Company and Mr. Mikelsons.

On August 31, 2005, the Company entered into a Severance Agreement with Mr. Mikelsons. The Severance Agreement provides for the payment of $650,000 to Mr. Mikelsons over a one-year period starting on September 14, 2005. Mr. Mikelsons will also continue to receive health insurance benefits from the Company through August 2008, be permitted to use a 2005 Jeep Grand Cherokee owned by ATA Airlines, Inc. (“ATA Airlines”) through December 2007 and receive lifetime positive-space travel on ATA Airlines.

Mr. Mikelsons and the Company also entered into a Non-Competition and Confidentiality Agreement on August 31, 2005, wherein Mikelsons agreed not to compete with the Company or its subsidiaries for three years in exchange for the Company’s agreement to forgive $400,000 of the $612,000 Mikelsons owes to the Company.

Copies of the Severance Agreement and the Non-Competetion and Confidentiality Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1 Mikelsons Severance Agreement dated August 31, 2005.

10.2 Mikelsons Non-Competition and Confidentiality Agreement dated August 31, 2005.

INDEX TO EXHIBITS

      Exhibit
        No.       Description

   10.1      Mikelsons Severance Agreement dated August 31, 2005.

   10.2      Mikelsons Non-Competition and Confidentiality Agreement dated August 31, 2005.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATA Holdings Corp.

Date: September 7, 2005    By:             /s/ Brian T. Hunt
                                  Name: Brian T. Hunt
 Title: Senior Vice President & General Counsel